UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 29, 2017

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2017, Lennar Corporation, a Delaware corporation (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with CalAtlantic Group, Inc., a Delaware corporation (“CalAtlantic”). Subject to the terms and conditions of the Merger Agreement, CalAtlantic will be merged with and into a wholly-owned subsidiary of the Company, with the wholly-owned subsidiary of the Company continuing as the surviving corporation (the “Merger”).

Under the terms of the Merger Agreement, CalAtlantic’s stockholders will receive 0.885 shares of the Company’s Class A common stock for each share of CalAtlantic’s common stock. CalAtlantic’s stockholders will also have the option to exchange all or a portion of their shares of common stock for cash in an amount of $48.26 per share (the “Cash Election Option”) in lieu of receiving the Company’s Class A common stock, subject to a maximum cash amount of $1,162,250,000. The Cash Election Option will be subject to proration to the extent they exceed the maximum cash amount. No fractional shares of the Company’s Class A common stock will be issued in the Merger. Any holder of CalAtlantic’s common stock who would be entitled to receive a fraction of a share of the Company’s Class A common stock will instead receive cash equal to the market value of a share of such Class A common stock (based on the last sale price reported on the New York Stock Exchange (the “NYSE”) on the last trading day before the closing date).

The Merger Agreement provides that the Company may issue shares of its Class B common stock as a dividend to holders of its Class A and Class B common stock within 30 days of the Merger Agreement. If the Company issues that dividend, the merger consideration will include in addition to the Company’s Class A common stock the shares of Class B common stock that would have been issued as a dividend on the Class A common stock issued in the Merger.

The executive officers of the Company will continue to serve as executive officers of the Company upon the consummation of the Merger. Immediately following the effective time of the Merger, a member of the current CalAtlantic board will be elected to the Company’s board of directors.

The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including (a) the adoption of the Merger Agreement and Merger by the affirmative vote of the holders of a majority of all outstanding shares of CalAtlantic common stock; (b) the approval by the affirmative vote of the holders of a majority of all outstanding shares of the Company’s Class A common stock as well as a majority of all outstanding shares of the Company’s Class A common stock and Class B common stock, voting together without regard to class, to amend the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s Class A common stock; (c) the approval by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s Class A common stock and Class B common stock, voting together without regard to class, to issue the Company’s Class A common stock (and if required, the Company’s Class B common stock) in the Merger; (d) the absence of a material adverse effect on the Company or CalAtlantic; (e) the absence of any law or order prohibiting the Merger; and (f) the delivery of opinion from counsel to CalAtlantic that the Merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains customary representations and warranties by the Company and CalAtlantic, which will terminate when the Merger becomes effective. It also contains covenants by the parties, including a covenant by the parties that until the Merger takes place (or the Merger Agreement is terminated), the parties and each of their subsidiaries will, with certain exceptions, operate their businesses in the ordinary course consistent with past practice. CalAtlantic has also agreed that, subject to certain exceptions, it will terminate all ongoing discussions regarding any proposal to enter into an acquisition transaction and will not authorize or approve and will use its reasonable best efforts to prevent any of its officers, directors, employees, agents or representatives to initiate, solicit, knowingly encourage or otherwise knowingly facilitate any inquiry or the making of any proposal with respect to an acquisition transaction; provided, however, that if CalAtlantic receives an acquisition proposal that its board determines in good faith, after consultation with its independent financial advisor, constitutes or would be reasonably expected to result in a transaction which would be more favorable to CalAtlantic’s stockholders than the Merger, CalAtlantic may furnish non-public information to the potential acquirer making the acquisition proposal and enter into discussions and negotiations with that potential acquirer. CalAtlantic is obligated to inform the Company about any acquisition proposal, including the identity of the potential acquirer, within two business days after CalAtlantic receives any such acquisition proposal.

The Merger Agreement may be terminated under certain circumstances, including by either party if (1) the Merger has not been consummated by May 31, 2018; provided that if the closing does not occur by the third business day before May 31, 2018 because the conditions to closing have not been satisfied or waived, either party may extend the outside closing date to no later than August 31, 2018; (2) the consummation of the Merger has been enjoined or prohibited; (3) the Company and/or CalAtlantic stockholder approvals are not obtained; (4) the other party breaches its representations and covenants and such breach would result in the closing conditions not being satisfied; or (5) the board of directors of the other party makes an adverse change in its recommendation to its stockholders. In addition, the Merger Agreement may be terminated by CalAtlantic if before its stockholders’ meeting to vote on the Merger, (i) CalAtlantic receives an acquisition proposal that its board determines in good faith would be a superior proposal (i.e., would be more favorable to CalAtlantic’s stockholders than the Merger), (ii) CalAtlantic gives the Company notice of the superior proposal, (iii) the Company does not agree to increase the merger consideration or, the Company agrees to increase the merger consideration but CalAtlantic’s board in good faith determines after consultation with its financial advisor that the superior proposal continues to be a superior proposal and (iv) CalAtlantic pays the Company a termination fee of $178,700,000. If the Merger Agreement is terminated under other circumstances specified in the Merger Agreement, the Company may be required to pay to CalAtlantic a termination fee of $178,700,000 or CalAtlantic may be required to pay the Company a termination fee of $178,700,000. In addition, if the Merger Agreement is terminated by either party because the Company or the CalAtlantic stockholder approvals are not obtained, then the party that was unable to obtain stockholder approval must reimburse the other party for its reasonable out-of-pocket expenses up to an amount equal to $30,000,000.

In connection with the Merger Agreement, the Company entered into a Voting and Cash Election Agreement (the “Voting Agreement”) with MP CA Homes LLC, a Delaware limited liability company (“MP CA Homes”), a stockholder currently holding 25.4% shares of CalAtlantic’s common stock. Pursuant to the Voting Agreement, among other things and subject to the terms and conditions therein, MP CA Homes has agreed to vote all of its shares of CalAtlantic’s common stock in favor of the Merger. In addition, to the extent that CalAtlantic’s stockholders do not elect to exchange their shares of CalAtlantic’s common stock equal to or greater than the maximum cash amount, MP CA Homes has agreed to exchange that number of shares of CalAtlantic’s common stock held by it that would cause the number of shares as to which the Cash Election Option is exercised to be equal to or greater than the maximum cash amount.

Stuart Miller, the Chief Executive Officer of Company, has agreed to vote 41.4% of the voting interests he and his family directly and indirectly holds in the Company in favor of the matters to be voted upon in the Company’s stockholders’ meeting in connection with the Merger.

It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

The foregoing descriptions of the Merger Agreement and the Voting Agreement are only summaries and do not purport to be complete. They are qualified in their entirety by the actual terms of the Merger Agreement and the Voting Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 10.1 to this Form 8-K, respectively, and are incorporated herein by reference.

The description of the Merger Agreement above, and the Merger Agreement itself, are included in, or as an exhibit to, this Current Report on Form 8-K to provide investors and others with information about the Merger. They are not intended to provide factual information about any of the parties to the Merger Agreement to anyone other than the parties. Some of the representations and warranties in the Merger Agreement may have been intended to allocate risks among parties rather than to assure the correctness of information. Also, many of the representations and warranties are qualified by information in documents that are not filed with this Current Report on Form 8-K. In addition, many of the representations and warranties exclude facts or conditions that would not have a material adverse effect on one or more parties or are otherwise limited to material items. Accordingly, nobody reading this Current Report on Form 8-K should rely on statements made in representations and warranties in the Merger Agreement as being complete, or necessarily correct, descriptions of the matters to which they relate.

Item 7.01. Regulation FD Disclosure.

On October 30, 2017, the Company and CalAtlantic issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The Company is hosting a conference call and webcast on October 30, 2017 during which it will make a presentation on the Merger. A copy of the presentation is attached hereto as Exhibit 99.2.

Additional Information about the Proposed Merger and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, the Company expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of the Company and CalAtlantic that also constitutes a prospectus of the Company, which joint proxy statement/prospectus will be mailed or otherwise disseminated to the Company and CalAtlantic stockholders when it becomes available. The Company and CalAtlantic also plan to file other relevant documents with the SEC regarding the Merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.lennar.com or by contacting Allison Bober, Investor Relations at (305) 485-2038.

Certain Information Regarding Participants

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. You can find information about the Company’s executive officers and directors in the Company’s definitive proxy statement filed with the SEC on March 7, 2017 in connection with its 2017 annual meeting of stockholders and in Form 4s of the Company’s directors and executive officers filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from the SEC at the SEC’s website or from the Company using the sources indicated above.

Forward Looking Statements

Some of the statements in this Form 8-K are “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the expected time of the completion of the transaction. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which the Company and CalAtlantic operate and beliefs of and assumptions made by the Company’s and CalAtlantic’s management, involve uncertainties that could significantly affect the financial results of the Company or CalAtlantic or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed Merger between the Company and CalAtlantic, including future financial and operating results, the attractiveness of the value to be received by CalAtlantic stockholders, and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to expected synergies, improved market positioning and ongoing business strategies—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in the forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) the Company’s and CalAtlantic’s ability to obtain requisite approval from their respective stockholders; (ii) the Company’s and CalAtlantic’s ability to satisfy the conditions to closing of the Merger; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (iv) availability of financing and capital; (v) failure to realize the benefits expected from the proposed acquisition; (vi) the risk that the cost savings and any other synergies from the acquisition may not be fully realized or may take longer to realize than expected; (vii) failure to promptly and effectively integrate the acquisition; (viii) other risks related to the completion of the Merger and actions related thereto; and (ix) the risks detailed in the Company’s and CalAtlantic’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2016, CalAtlantic’s Annual Report on Form 10-K for the year ended December 31, 2016 and their respective most recent Quarterly Reports on Form 10-Q. There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the Merger will be realized. It is not possible for the management of either company to predict all the possible risks that could affect it or to assess the impact of all possible risks on the two companies’ businesses. Forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document

2.1	Agreement and Plan of Merger, dated as of October 29, 2017, by and among Lennar Corporation, CalAtlantic Group, Inc. and Cheetah Cub Group Corp.*

10.1	Voting and Cash Election Agreement, dated as of October 29, 2017, between Lennar Corporation and MP CA Homes LLC.

99.1	Joint Press Release issued by Lennar Corporation and CalAtlantic Group, Inc.

99.2	Investor Presentation dated October 30, 2017.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Lennar Corporation hereby agrees to furnish supplementally to the SEC, upon its request, any or all omitted schedules and exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2017		Lennar Corporation

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer

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